(Peter Klenner)

          TERMINATION AND RELEASE AGREEMENT


     Agreement made as of October 30, 1996 between Hungarian
Teleconstruct Corp. (the "Company"), and Peter E. Klenner
("Klenner").

     WHEREAS, the Company has employed Klenner, and the Company and Klenner desire to terminate Klenner's employment with the Company, but only on terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Klenner hereby agree as follows:


     1. Klenner hereby immediately resigns as a director of the Company and all of its subsidiaries and affiliates, and resigns as an employee and officer of the Company and all of its subsidiaries and affiliates, effective October 20, 1996. Concurrently with the execution of this Agreement, Klenner is returning all Company property currently in his possession.

     2. Klenner and the Company are parties to an Employment Agreement, dated February 1, 1994 (which was modified on April 12, 1994 and on October 23, 1995), which includes a grant of Stock Options, and a Stock Option Agreement, dated July 14, 1994. Klenner represents and warrants to the Company that, other than the agreements identified in the preceding sentence, there are no other written or oral agreements governing his employment by the Company (including related compensation and benefits), and that he does not have, and will not seek, any severance, social welfare, or similar rights under American or Hungarian law arising out of the termination of his employment.

     3. In full and final satisfaction of all of the Company's obligations to Klenner arising out of or relating to his employment and Klenner's aforementioned employment agreement, the Company shall pay Klenner the sum of $372,000.

        Klenner shall retain his rights as a stock optionee, which, with respect to those options granted under his employment agreement, will continue to be governed by the terms of that agreement. All options granted under the Company's 1993 Incentive Stock Option Plan, as amended, must be exercised within five (5) years of the date(s) such were options were originally granted, notwithstanding any provisions of the plan or any option agreement relating to acceleration of the exercise dates due to termination of Klenner's employment. If not exercised within five (5) years of the date such options were originally granted, the grant(s) will expire.

     4. (a) Klenner, on his own behalf and for his heirs, executors, administrators, successors and assigns, hereby releases the Company, its Affiliates, and their respective present or former predecessors, successors, assigns, directors, officers, shareholders, agents, employees, and anyone acting for any of them, from any and all claims of any kind arising in connection with Klenner's employment by the Company and the termination thereof, including, but not limited to, claims for breach of or interference with any alleged contract, wrongful discharge, and any federal, state, or local discrimination laws, including, without limitation, the age discrimination in Employment Act of 1967, as amended, and claims alleging defamation, intentional infliction of emotional distress, or any other tort.

        (b) The Company, its agents and affiliates, on their behalf and on the behalf of their respective assigns, hereby release Klenner and his heirs, executors, administrators, successors, and assigns from any and all claims of any kind arising in connection with Klenner's employment with the Company (including his service as a director of the Company) and the termination thereof.

     (c) Both parties acknowledge that the releases and waivers granted in this Agreement will not release the Company or Klenner from their respective obligations under this Agreement, and that the releases and waivers do not waive rights or claims of Klenner against the Company or the Company against Klenner which may arise after the date of this Agreement is executed. In addition, as a former director and officer of the Company, Klenner shall be entitled, following termination of his employment, to indemnification to the fullest extent permitted under the Company's bylaws and the Delaware General Corporation Law, as amended.

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree to submit to the executive jurisdiction of the federal and state courts in the State of New York for any dispute arising under or relating to this Agreement. The parties further agree not to commence or continue litigation or other legal proceedings relating to this agreement in any forum other than New York, and waives any claim that New York is an inconvenient forum.

     6. Any notice or other communication required or permitted under this agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                    If to the Company:

                    Robert Genova
                    c/o Hungarian Teleconstruct Corp.
                    227 Route 206, Unit 11
                    Flanders, NJ 07836

                    If to Klenner

                    Peter E. Klenner
                    Kelenhegy u.43
                    1118 Budapest, Hungary

or such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

     7. This agreement and other agreements being executed simultaneously with this Agreement constitute the entire agreement between the parties hereto with respect to the subjects thereof, and supersede and are in full substitution for any and all prior understandings or agreements, written or oral, with respect to Klenner's employment and other subjects covered in this Agreement and in those other agreements. Klenner shall not disclose, or permit any other person to disclose, to the media or any other person, other than his immediate family, the negotiations or circumstances leading up to this Agreement or those other agreements; the terms of this Agreements or those other agreements; or the termination of Klenner's employment by the Company. It is acknowledged and agreed that the Company has the sole and executive right to make (subject to Klenner's prior review and approval, which approval shall not unreasonably be withheld), or decline to make any public disclosures concerning any or all of the foregoing subjects; provided, however, that no information released by the Company regarding any or all of the foregoing subjects shall in any way disparage Klenner or his contributions to the Company.

     8. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

     9. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company or by Klenner without written consent of the parties, which shall not unreasonably be withheld.

     IN WITNESS WHEREOF, the Company and Klenner have executed this Agreement as of the date first written above.


                         HUNGARIAN TELECONSTRUCT CORP.



                         BY:  /s/ Robert Genova



                         PETER E. KLENNER



                         /s/ Peter E. Klenner




      AGREEMENT FOR SALE OF CONDOMINIUM PROJECT



     This Agreement made as of this 30th day of October, between Hungarian Teleconstruct Corp., (the "Company"), a Delaware
Corporation, and M&A Management Kft. ("M&A"), a Corporation formed under the laws of Hungary.



                 W I T N E S S E T H


     WHEREAS the Company owns a parcel of land fronting on KelenhagyStreet in Budapest, Hungary on which it is currently constructing two luxury 14 unit condominiums (the "Condominium Project"); known as Condo A and Condo B, one of which (Condo A) is completed but has 10 unsold units and the other (Condo B) requires $300,000 to complete and has not sold any units to date.

     WHEREAS the Company intends to enter the Internet business in Hungary and requires funds for this purpose; and

     WHEREAS the Company does not have funds available either to complete the Condominium Project or to fund the Internet venture;
and

     WHEREAS M&A which is owned by the Company's former president and chief executive officer, has offer to purchase Condo A from the Company in an "as is" condition, and has loaned to the Company $346,473 to date to complete the construction of Condo A.


     NOW, THEREFORE, it is agreed as follows:


     1. At the closing, M&A shall purchase and the Company shall sell its entire interest consisting of eight units in the Condo A building for $1,281,512. Out of these funds, M&A will be repaid $346,473 which it previously loaned to the Company for the purpose of completing Condo B, leaving a balance of $935,039, which shall be paid $250,000 in cash at the closing and the remainder no later than June 30, 1007. In the event more than $300,000 are required to complete Condo B, M&A will loan 50% of such monies to the Company and deduct the amount of the loan together with bank rate interest from the note when paid. In addition, M&A shall furnish the Company with 50,000 shares of Hungarian Telephone & Cable Corp., at the closing to hold as security for the note.

     2. The closing is to take place on receipt of the move-in permits for Condo A.

     3. At the closing, Company shall deliver to M&A such instruments of transfer and conveyance as to effectively vest in M&A good and marketable title to the Condominium Project and hereby agrees, at M&A's request in the future, to execute any and all further instruments to more effectively convey and transfer title to M&A.

     4.   The Company represents and warrants as follows:

       (a) The execution and delivery of this Agreement and the sale of Condo A to M&A have been duly authorized by the Company's Board of Directors, and the Company had delivered to M&A a copy of the minutes of the meeting of its Board of Directors at which such authority was granted.

       (b) The Company has good and marketable title to the Condominium project.

       (c) The representations and warranties contained in this agreement shall be true at the time of closing as if they were made at such time.

     5. The Company and M&A agree that there was no broker involved in this transaction.

     6. Except as otherwise expressly provided herein, this agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, and assigns.

     7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     8. The sale price of Condo A is mutually agreed upon by both parties and there are no additional monetary requirements for either party.

     The parties set their hands on October 30, 1996.


                          HUNGARIAN TELECONSTRUCT  CORP.



                          By: /s/ Robert Genova



                          M&A Management Kft.



                             /s/ Peter Klenner